Exhibit 10.12(b)

ACTION BY AUTHORIZED PERSON

TO AMEND THE

CB RICHARD ELLIS DEFERRED COMPENSATION PLAN

WHEREAS, CB Richard Ellis Group, Inc. (the “Company”) currently maintains the CB Richard Ellis Deferred Compensation Plan (as amended, the “Plan”);

WHEREAS, Brett White, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors (“Authorized Person”), has been authorized to act on behalf of the Board of Directors to amend the Plan; and

WHEREAS, IRS Notice 2005-1, Q&A 20, permits the Company to amend the Plan to allow participants to revoke their deferral elections with respect to 2005 deferrals.

NOW, THEREFORE, BE IT RESOLVED, that effective November 18, 2005, the Plan shall be amended by the addition of the following Section 13 at the end thereof:

“13. TRANSITION RULE ELECTION.

Notwithstanding any other provision of the Plan, a Participant who has a Deferral election in effect for the Plan Year ending December 31, 2005 may make a one-time irrevocable election (the “Transition Rule Election”) to cancel that Deferral election on before November 30, 2005. If a Participant makes the Transition Rule Election, the Employer will cause the Participant to receive a refund of Deferrals credited to his Account during 2005 through November 30, 2005, including any applicable gain or loss, and will cease Deferrals from the Participant’s Compensation for December 2005. The Transition Rule Election applies to Deferrals of salary, commissions and any bonus or other Compensation paid in 2005 (but not any bonus earned in 2005 that is payable in 2006). Any amounts to be refunded to the Participant in accordance with the Transition Rule Election will be paid to the Participant on or before December 31, 2005, and will be reported to the Participant for federal and state income tax purposes as income for taxable year 2005.”

RESOLVED, FURTHER, that any officer of the Company, or any successor thereof, is hereby authorized, directed and empowered, for and on behalf of the Company, to take any and all such action and execute and deliver all such documents as may be necessary or advisable to implement the foregoing resolutions, including (without limitation) the preparation and distribution of employee communication material informing employees of the terms of the amendment to the Plan and the preparation, execution and delivery of all other instruments and documents which each such officer may, in his or her discretion, deem necessary or advisable to carry our the intent of the foregoing resolutions. Any actions by officers of the Company or their delegates that have already been taken to carry out the intent of these resolutions are hereby ratified and confirmed.

IN WITNESS WHEREOF, the undersigned hereby executes this resolution.

Date: December 19, 2005	/s/ Brett White
Brett White Chief Executive Officer, CB Richard Ellis Group, Inc.